UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

LEET TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805, 8th Floor, Menara Mutiara Majestic,

Jalan Othman, Petaling Jaya 46000, Selangor, Malaysia

(Address of principal executive offices) (zip code)

+603 7783 1636

(Registrant’s telephone number, including area code)

_______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of Leet Technology Inc., a Delaware corporation (the “Company”), held on December 15, 2022, the Company’s stockholders voted on the matters described below.

1.	To adopt the Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, by and between Leet and Leet BVI, a wholly-owned subsidiary of Leet incorporated under the laws of the BVI (“Leet BVI”), pursuant to which Leet will be merged (the “Redomicile Transaction”) into Leet BVI, with Leet BVI surviving the merger, and whereby each issued and outstanding share of Leet common stock/ preferred stock will be effectively transferred to Leet BVI and converted into one new ordinary share (“Ordinary Share”) or preferred share (“Preferred Share”) of Leet BVI, as the case may be.

Votes For	Votes Against	Votes Abstain/Withheld

6,129,132,847	0	25,227

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEET TECHNOLOGY INC.

Date: December 15, 2022	By:	/s/ Ding Jung, LONG
Chief Executive Officer

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